EXHIBIT 23.1
CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-266837) and on Forms S-8 (File No. 333-206669, File No. 333-206671, File No. 333-206672, File No. 333-206673, File No. 333-232936, and File No. 333-279043) of Sonoco Products Company of our report dated August 2, 2024 relating to the consolidated financial statements of Titan Holdings I B.V. as of December 31, 2023 and 2022 and for the years then ended, which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers Audit
Neuilly-sur Seine, France
September 13, 2024